UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2012

LOCATEPLUS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-49957	04-3332304
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center, Suite 235M, Beverly, MA	01915
(Address of Principal Executive Offices)	(Zip Code)

(978) 921-2727

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

The information set forth under Item 2.01 below is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with its ongoing Chapter 11 case (the “Chapter 11 Case”) in the U.S. Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”), LocatePLUS Holdings Corporation (the “Company”) and certain of its subsidiaries (each a “Debtor” and collectively with the Company, the “Debtors”) conducted a Section 363 auction for the sale of certain of the Debtors’ assets on September 21, 2011 and continued on September 22, 2011 (the “Auction”). As a result of the Auction, the Company entered into the LPHC Acquisition Asset Purchase Agreement, dated as of September 30, 2011 by and between the Company, Employment Screening Profiles, Inc. and Worldwide Information, Inc., (together, the “Seller”) and LPHC Acquisition Partners LLC (“LPHC”), as previously announced on October 31, 2011. Pursuant to the LPHC Asset Purchase Agreement, the Company and LPHC agreed to consummate the transactions contemplated therein if the Company did not enter into a proposed Plan of Reorganization to be co-sponsored by LPHC and the Debtors by January 31, 2012.

On January 31, 2012, the Company completed the disposition of certain of its assets pursuant to the LPHC Asset Purchase Agreement. LPHC purchased the assets for a purchase price comprised of cash in the approximate amount of $400,000, the assumption of certain liabilities and the satisfaction of certain claims in connection with the Chapter 11 Case.

The foregoing description of the terms of the LPHC Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events

On January 6, 2012, the Company received a “Wells Notice” from the Staff of the U.S. Securities and Exchange Commission (the “Commission”) stating that the Staff intends to recommend that the Commission institute public administrative proceedings against the Company, alleging that it violated Section 13(a) of the Exchange Act and Rules 13a-1, 13a-11 and 13a-13 thereunder. In connection with the contemplated action the Staff may seek the suspension or revocation of the registration of each class of the Company securities that are registered pursuant to Section 12 of the Exchange Act.

A Wells Notice by the Staff is neither a formal allegation of wrongdoing nor a determination of wrongdoing. A Wells Notice provides the recipient with an opportunity to address the Staff’s concerns prior to commencement of an enforcement proceeding by the Commission. The Company has been in discussions with the Commission in this matter and intends to continue to seek a resolution to the Wells Notice and any administrative proceedings that may be instituted.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated September 30, 2011 by and between LocatePLUS Holdings Corporation, Employment Screening Profiles, Inc. and Worldwide Information, Inc., and LPHC Acquisition Partners LLC, (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed October 31, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2012	LOCATEPLUS HOLDINGS CORPORATION

	By:	/s/ Stephen S. Gray
		Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
		Title:	Chapter 11 Trustee